UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported) : August 5, 2015

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder CO	80302
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(303) 546-7946

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Debenture Extension Agreement, August 5, 2015

On August 5, 2015, NeoMedia Technologies, Inc., a Delaware corporation (the “Company” ), entered into a Debenture Extension Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, with YA Global Investments, LP f/k/a Cornell Capital Partners (“YA”), to extend the maturity dates of certain convertible debentures (collectively, the “Debentures”) to February 5, 2016 subject to the conditions outlined in the Agreement. These conditions include:

(a) this is a one-time extension for the specific period indicated, and

(b) such extension shall not be deemed to constitute (i) an agreement to provide any further extension of the maturity dates of the Debentures, or (ii) a waiver of any existing Events of Default (as such term is defined therein), whether known or unknown, or of any the provisions of the Debentures or of the other Financing Documents (as such term is defined therein).

The Debentures are secured by certain pledges made with respect to the assets of the Company and its subsidiaries as set forth in the Agreement, and that certain Security Agreement and Patent Security Agreement, both dated July 29, 2008 and filed with the SEC on August 4, 2008, by and among the Company, each of the Company’s subsidiaries made a party thereto and YA, that remain in effect.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits .

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Debenture Extension Agreement, dated August 5, 2015, by and between the Company and YA Global Investments, L.P.	Provided Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Laura Marriott
	Name:	Laura Marriott
	Its:	Chief Executive Officer